Exhibit 10.53

Guaranty Obligations Pre-maturity Covenants between the Parties Dispute Resolution Validity Acknowledgments by the Guarantors Summary of Guaranty Contract of RMB 2,000,000, with a term of 2 years from March 19,2012 to March 18,2014, between Changzhou Lijia Industrial Co., Ltd, and Jiangsu Wujin Rural Commercial Bank, guaranteed by Changzhou City Wujin Best Electronic Cables Co., Ltd., and WangYong.